Exhibit 10.4

May 20, 2015

James River Group Holdings, Ltd.

JRG Reinsurance Company Ltd.

44 Church Street

P.O. Box 1502

Hamilton HM FX, Bermuda

Attention of Gregg Davis, Chief Financial Officer

Re:	Certain Fronting Fees

Ladies and Gentlemen:

Reference hereby is made to the Credit Agreement dated as of June 5, 2013 among James River Group Holdings, Ltd. and JRG Reinsurance Company Ltd., as Borrowers, certain Lenders party thereto, and KeyBank National Association, as Administrative Agent and Letter of Credit Issuer (as amended, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

By way of background, Section 2.12(b) of the Credit Agreement requires the Borrowers to pay a Letter of Credit Issuer a one-eighth percent (0.125%) per annum fronting fee in respect of each Letter of Credit issued by such Letter of Credit Issuer. Letters of Credit are available under both the Secured Facility and the Unsecured Facility, in each case upon and subject to the terms and conditions of the Credit Agreement.

In its capacity as a Letter of Credit Issuer, and as an accommodation to the Borrowers, KeyBank National Association (“KeyBank”) hereby confirms its revocable agreement not to charge any fronting fee from and after the date of this letter in respect of Secured Facility Letters of Credit issued by it pursuant to the Credit Agreement (whether currently outstanding or issued hereafter).

The accommodation provided for pursuant to the immediately preceding paragraph, (i) is limited to its express terms, (ii) may be revoked by KeyBank, in its sole discretion, at any time hereafter by written notice of revocation to the Borrowers, in which case the fronting fee shall accrue from and after the date of such notice of revocation on all Secured Facility Letters of Credit then and thereafter outstanding issued by KeyBank, (iii) shall apply only with respect to Secured Facility Letters of Credit issued by KeyBank and shall not apply to Secured Facility Letters of Credit issued by any other Letter of Credit Issuer, (iv) shall apply only with respect to Secured Facility Letters of Credit issued by KeyBank and shall not apply to Unsecured Facility Letters of Credit issued by KeyBank or any other Letter of Credit Issuer, (v) is not intended to,

James River Group Holdings, Ltd., et al.

May 20, 2015

and shall not, establish any course of dealing between the Borrowers and KeyBank, any other Letter of Credit Issuer or any other Lender Party that is inconsistent with the express terms of the Credit Agreement, (vi) shall not operate as a waiver or impairment of any other right, power, or remedy of KeyBank or any other Lender Party under the Credit Agreement or any other Loan Document, at law or in equity, and (vii) shall not be construed as an agreement or understanding by KeyBank or any other Lender Party to grant any other accommodation in the future with respect to any provision of the Credit Agreement or any other Loan Document.

This letter shall be governed by and construed in accordance with the laws of the State of New York and shall bind and inure to the benefit of the Borrowers, KeyBank and their respective successors and assigns. This letter is between KeyBank and the Borrowers only and shall not be construed to amend any of the terms and conditions of the Credit Agreement and the other Loan Documents, which remain unmodified and in full force and effect.

EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

This letter is not effective unless and until both Borrowers and James River confirm their receipt of this letter and their agreement to its terms and conditions by executing and delivering a copy hereof on the space provided below and returning same to KeyBank.

KEYBANK NATIONAL ASSOCIATION

By:	/s/ James Cribbet
James Cribbet
Senior Vice President

James River Group Holdings, Ltd., et al.

May 20, 2015

Confirmations

Borrowers:

The Borrowers hereby confirm as of the date first above written their receipt of the foregoing letter and their agreement to the terms and conditions thereof.

JAMES RIVER GROUP HOLDINGS, LTD.		JRG REINSURANCE COMPANY LTD.

By:	/s/ Gregg Davis	By:	/s/ Kevin B. Copeland
Kevin B. Copeland
CFO

Guarantor:

The Guarantor hereby confirms as of the date first above written its receipt of the foregoing letter and that such letter shall not impair or otherwise affect its obligations under its Payment Guaranty and each other Loan Document to which it is a party.

JAMES RIVER GROUP, INC.

By:	/s/ Gregg Davis